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                                                                   EXHIBIT 3.1.7

                            ARTICLES OF ORGANIZATION

                                       OF

                             SCI PLANT NO. 2, L.L.C.

                                TABLE OF CONTENTS

                                    I N D E X

ARTICLE                                                                         PAGE
-------                                                                         ----
ARTICLE I - NAME OF THE LIMITED LIABILITY COMPANY.............................   1

ARTICLE II - INITIAL REGISTERED OFFICE; INITIAL REGISTERED AGENT..............   1

ARTICLE III - PERIOD OF DURATION..............................................   1

ARTICLE IV - PURPOSE; POWERS..................................................   2

ARTICLE V - INITIAL MEMBER; MEMBERSHIP INTERESTS..............................   2

ARTICLE VI - ADDITIONAL MEMBERS...............................................   2

ARTICLE VII - MANAGEMENT......................................................   2

ARTICLE VIII - CAPITAL CONTRIBUTIONS AND ACCOUNTS.............................   3

ARTICLE IX - DISTRIBUTIONS....................................................   3

ARTICLE X - DISSOCIATION; ASSIGNMENT..........................................   3

ARTICLE XI - TAX PROVISIONS...................................................   3

ARTICLE XIII - LIQUIDATION....................................................   5

ARTICLE XIV - OPERATING AGREEMENT.............................................   5

ARTICLE XV - MISCELLANEOUS....................................................   5

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                            ARTICLES OF ORGANIZATION

                                       OF

                             SCI PLANT NO. 2, L.L.C.

         THESE ARTICLES OF ORGANIZATION OF SCI PLANT NO. 2, L.L.C., are made and entered into on this the 9th day of August, 1999, by SCI SYSTEMS (ALABAMA), INC. for the purpose of forming a limited liability company pursuant to the Alabama Limited Liability Company Act (the "Act"), as follows:

                                    ARTICLE I
                      NAME OF THE LIMITED LIABILITY COMPANY

         The name of the limited liability company is SCI Plant No. 2, L.L.C. (the "Company").

                                   ARTICLE II
               INITIAL REGISTERED OFFICE; INITIAL REGISTERED AGENT

         The street address of the initial registered office of the limited liability company is 2101 West Clinton Avenue, Huntsville, Alabama 35805, and the name of the initial registered agent at such address is Michael M. Sullivan. Either the registered office or the registered agent may be changed in the manner provided by law.

                                  ARTICLE III
                               PERIOD OF DURATION

         The limited liability company shall have perpetual existence, except that the limited liability company shall be dissolved upon the occurrence of one of the following:

         (1) Vote of the holders of a majority of the membership interests to dissolve the Company.

         (2) When there is no remaining member, unless either of the following:

                  (a) The holders of all of the financial rights in the limited liability company agree in writing, within ninety (90) days after the cessation of membership of the last member, to continue the legal existence and business of the limited liability company and to appoint one or more new members; or

                  (b) The legal existence and business of the limited liability company is continued and one or more new members are appointed by the holders of all of the financial rights in the limited liability company.

         (3) When the limited liability company is not the successor limited liability company in the merger or consolidation with one or more limited liability companies or other entities.

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         (4)      Entry of a decree of judicial dissolution under Section
10-12-38 of the Act, as amended.

         (5) Occurrence of any other event of dissolution specified in the Operating Agreement.

                                   ARTICLE IV
                                PURPOSE; POWERS

         The purpose for which this Company is formed is to (1) segregate employment related costs and track costs of production in order to more competitively bid on contracts, and (2) conduct any other lawful business. In furtherance of the purpose of the Company as set forth above, the Company shall have the power and authority to take all actions necessary, useful or appropriate to accomplish its purpose, including, but not limited to, the conduct of business and exercise of all powers authorized by the Act.

                                   ARTICLE V
                      INITIAL MEMBER; MEMBERSHIP INTERESTS

         The name and mailing address of the initial member of the Company and the respective interest of such member in profits, losses, distributions, capital and other Company items are as follows:

           NAME                     ADDRESS                 INTEREST
           ----                     -------                 --------
SCI Systems (Alabama), Inc.    P. O. Box 1000                 100%
                               Huntsville, Alabama 35807

                                   ARTICLE VI
                               ADDITIONAL MEMBERS

         The member by written consent shall have the right to admit additional members. Where there are two or more members, the members holding over fifty percent (50%) of the membership interests may admit additional members.

                                  ARTICLE VII
                                   MANAGEMENT

         The business and affairs of the Company shall be managed by the members. Each member shall participate equally in the management and affairs of the Company. No member shall be entitled to receive a salary or other compensation from the Company in connection with the management of the Company. All deeds, notes, mortgages, security agreements, leases, options, sale contracts, and other contracts and documents which are to be executed by the Company shall be sufficient if signed on behalf of the Company by any one member. Any third party dealing with the Company shall be fully protected in relying upon the execution of any Company document by any one of the members and the signature of such member thereon shall be conclusive evidence of the

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authority of such member to sign on behalf of the Company with respect to any third party relying thereon.

                                  ARTICLE VIII
                       CAPITAL CONTRIBUTIONS AND ACCOUNTS

         The members shall make capital contributions to the Company in proportion to their membership interests. Capital contributions shall be determined by consent of all the members. Individual capital accounts shall be maintained for the members.

                                   ARTICLE IX
                                  DISTRIBUTIONS

         Upon vote of the members, the Company shall make distributions out of its available cash funds or other assets to the members in proportion to their respective membership interests in accordance with the Act. A member may be required to accept a distribution from the Company in cash or in kind or partly in cash and partly in kind.

                                   ARTICLE X
                            DISSOCIATION; ASSIGNMENT

         No member shall have the right to dissociate voluntarily from the Company without the written consent of the other members. If a member desires to withdraw from the Company, the other members shall have the right to purchase the Company interest of the member desiring to withdraw at a price and in accordance with procedures set forth in the Act. If the other members do not purchase such interest, then the Company shall be dissolved and liquidated. No member shall have the right to assign all or any portion of such members interest in the Company without the written consent of the other members. If the members consent to the assignment of another member's interest in the Company, then such other member shall be free to assign such interest as set forth in the written consent. An assignee of a member's interest only entitles such person to the financial rights of the assignor member to the extent assigned. An assignee of an interest in the Company may become a member only if the members holding more than fifty percent (50%) of the membership interests consent in writing. A member who assigns all such interest in the Company does not cease to be a member until the assignee of such interest is substituted as a member by unanimous written consent of the other members.

                                   ARTICLE XI
                                 TAX PROVISIONS

         The following provisions are hereby adopted to govern certain tax matters affecting the Company in the event the Company is treated as a partnership under the Internal Revenue Code:

         (1) The members' capital accounts shall be established, determined and maintained for each member and assignee in accordance with Section 1.704-1(b)(2)(iv) of the Treasury Regulations ("Treas. Reg.").

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         (2)      "Net Profits" or "Net Losses" for any fiscal year or other period shall be an amount equal to the sum of (a) the Company's taxable income or loss for such year or period as computed for federal income tax purposes and subject to Treas. Reg. Section 1.704-1(b)(2)(iv)(g), and (b) any income of the Company for such year or period exempt from federal income taxation and any gain on in-kind distributions to be taken into account under Treas. Reg. Section 1.704-1 (b)(2)(iv)(e)(1), reduced by (c) any expenditures of the Company for such year or period not deductible in computing taxable income and not properly chargeable to the capital accounts and any losses on in-kind distributions to be taken into account under Treas. Reg. Section 1.704.1 (b)(2)(iv)(e)(1). Without limitation, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss. Net Profits and Net Losses of the Company for any Fiscal Year or other period shall be allocated to the members in accordance with their respective Company interests.

         (3) If there is a net decrease in Company minimum gain for a Company taxable year, each member shall be allocated items of Company income and gain for that year equal to that member's share of the net decrease in Company minimum gain. This provision is intended to constitute a "minimum gain chargeback requirement" and it shall be interpreted and administered in accordance with Treas. Regs. Section 1.704-2(f).

         (4) In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss, deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the members so as to take account of the variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial fair market value. Any elections or other decisions relating to Code Section 704(c) allocations shall be made by the members in any manner that reasonably reflects the purpose and intention of this Articles of Organization. Code Section 704(c) allocations pursuant to this section are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing any member's capital account or share of Net Profits, Net Losses, other items, or distributions pursuant to any provision of this Articles of Organization.

         (5) Upon liquidation of the Company (or any member's interest in the Company), liquidating distributions shall in all cases be made in accordance with the positive capital account balances of the members, as determined after taking into account all capital account adjustments for the Company taxable year during which such liquidation occurs, by the end of such taxable year or, if later, within 90 days after the date of such liquidation, except as permitted by Treas. Reg. Section 1.704-1(b)(2)(ii)(b). In no event, however, shall any member be required to restore a deficit in such member's capital account. Instead of restoring a deficit balance in such member's capital account, a member who unexpectedly receives an adjustment, allocation or distribution described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) will be allocated items of income and gain (consisting of a pro rata portion of each item of Company income, including gross income and gain for such year) in a manner sufficient to eliminate the deficit capital account balance as quickly as possible. It is intended hereby that this constitute a "qualified income offset" as described in Treas. Reg. 1.704-1(b)(2)(ii)(d)(3) and the same shall be interpreted and administered in accordance with Treas. Reg. Section 1.704-1(b)(2)(d).

         (6) SCI Systems (Alabama), Inc. is hereby designated the tax matters member.

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                                  ARTICLE XIII
                                   LIQUIDATION

         Upon dissolution of the Company, its affairs shall be wound up and its assets distributed in accordance with the Act, except that the distribution to each member shall be subject to the provisions of Article XI(5) above.

                                   ARTICLE XIV
                               OPERATING AGREEMENT

         Members of the Company may enter into an operating agreement to regulate or establish the affairs of the Company, the conduct of its business, and the relations of its members. Such operating agreement may contain any provisions regarding the affairs of the Company, the conduct of its business and the relation of its members that are not inconsistent with laws of the State of Alabama or the Articles of Organization. To the extent these Articles of Organization contain provisions not required under the Act to form the Company, such provisions shall constitute an operating agreement.

                                   ARTICLE XV
                                  MISCELLANEOUS

         (1) The Company shall keep at its registered office the records required by the Act and such records shall be subject to inspection and copying at the reasonable request of a member.

         (2) As soon as practicable, after the end of each fiscal year, each member shall be furnished with a copy of the income statement and balance sheet of the Company as of the last day of such fiscal year. The obligation hereunder may be satisfied by furnishing each member a copy of the income tax return of the Company.

         (3)      The fiscal year of the Company shall be the calendar year.

         (4) All funds of the Company shall be initially deposited in a separate account or accounts maintained at one or more financial institutions. Such funds are subject to investment and reinvestment pending disbursement for Company purposes as provided in the Act. Each member shall have signatory authority over the accounts maintained at any financial institution.

         (5) The tax matters member shall be responsible for filing on behalf of the Company with the Internal Revenue Service the required annual income tax return and filing with the appropriate state tax authorities the required state income tax returns.

         (6) Action of the Company to be adopted by the members shall require the vote or consent of the members holding more than fifty percent (50%) of the membership interests. A member upon reasonable advance notice to the other member may call a meeting of the members for the purpose of considering and voting upon any proposed action of the Company. Any notice given regarding a meeting at which action is proposed, shall describe generally the matter to be considered. Such notice may be oral or in writing.

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         (7)      The laws of the State of Alabama shall govern the business of the Company and the relation of its members.

         (8) No member shall have the right to maintain any action for partition with respect to any of the assets of the Company.

         (9) Except as may be modified by an operating agreement, these Articles of Organization set forth herein constitute the entire agreement with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the undersigned member of the Company has hereunto executed the foregoing Articles of Organization on the date and year first above written.

                                              SCI systems (Alabama), Inc.

                                              By: /s/ Michael M. Sullivan
                                                  ------------------------------
                                                      Michael M. Sullivan
                                              Its: Secretary & Corporate Counsel

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